Exhibit 1.01

Conflict Minerals Report of IntriCon Corporation
in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

Introduction

This is the Conflict Minerals Report (the “Report”) of IntriCon Corporation (the “Company”) for calendar year 2014 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, Conflict Minerals are necessary to the functionality or production of certain of the Company’s products that the Company manufactures or contracts to manufacture.

Description of the Company and the Products Covered by this Report

The Company is an international company engaged in designing, developing, engineering and manufacturing body-worn devices. The Company serves the body-worn device market by designing, developing, engineering and manufacturing micro-miniature products, microelectronics, micro-mechanical assemblies and complete assemblies, primarily for bio-telemetry devices, hearing instruments and professional audio communication devices. Conflict Minerals are necessary to the functionality or production of certain of the Company’s products that the Company manufactured or contracted to manufacture and for which the manufacture was completed during calendar year 2014 (the “Covered Products”). The Covered Products include:

•	hearing aids and hearing aid components,
•	cardiac monitoring devices,
•	medical telecoils, and
•	professional audio devices and accessories.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) with respect to the Conflict Minerals included in the Covered Products. Such RCOI was reasonably designed to determine whether any of the Conflict Minerals included in the Covered Products originated in the Covered Countries or were from recycled or scrap sources.

The Company began the RCOI by (i) creating a list of part numbers of component parts that the Company utilizes in the Covered Products, and (ii) identifying the names of the suppliers from whom the Company obtained such parts. The Company then performed an internet database search to review, for each part number, (i) the applicable supplier’s website for disclosure regarding Conflict Minerals, and (ii) SiliconExpert’s parts database, which is a database that maintains conflict minerals compliance documents from suppliers.

If the Company was unable to find information on a particular product or a particular supplier through its internet search, the Company sent the supplier of such product an email with instructions on how to acquire the latest version of the Conflict Minerals Reporting Template (the “Template”) and how to complete the Template. The Company has adopted the Electronic Industry Citizenship Coalition (EICC) Conflict Minerals Reporting Template (the “Template”) as a standard questionnaire for conducting inquiries into its supplier’s sources of metals. This Template was created by the EICC and the Global e-Sustainability Initiative (GeSI) as a common means for the collection of sourcing information related to Conflict Minerals.

In completing the Template, each supplier was asked, among other questions; whether the products or components they supplied to the Company contained Conflict Minerals; the origin of such Conflict Minerals; to identify the sources of Conflict Minerals from their lower tier level suppliers; to determine the smelter or mine origin or whether the Conflict Minerals were sourced from recycled or scrap sources. Suppliers were asked to return a copy of the Template once completed. Upon return of the Template, the contents of the response were reviewed. If information on a Template returned from a supplier appeared to be incomplete, incorrect, or not trustworthy, the supplier would be contacted with a request to complete or correct the questionable information. In addition, the Company would, on at least one occasion, follow up with suppliers that did not respond to the Company’s request to complete the Template.

Due Diligence Measures Performed by the Company

The Company does not purchase ore or unrefined conflict minerals from mines and is many steps removed in the supply chain from the mining of the Conflict Minerals. The Company purchases materials used in its products from a large network of suppliers. The Company must therefore rely on its supply chain to provide information regarding the origin of the Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore the Company’s due diligence process includes steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s Covered Products supply chain.

The due diligence measures that the Company performed during 2014 included, but were not limited to, the following:

•	Maintained an internal Conflict Minerals project team comprised of representatives from the Company’s corporate finance, quality and regulatory, and supply chain management departments to implement the Company’s Conflict Minerals due diligence.
•	Reported to senior management on suppliers’ responses to the Company’s Conflict Minerals information requests.
•	Included a conflict minerals provision in applicable purchase orders and new or renewed supplier contracts which requires that all products and materials sold to the Company do not include Conflict Minerals from the Covered Countries.
•	Maintained a database to store the Company’s supply chain Conflict Minerals records, including all returned Templates. All members of the project team have access to this database.
•	Compared the smelters and refiners identified in the supply-chain survey against the list of Compliant Smelters on the Conflict Minerals Sourcing Initiative (CFSI) website. The CFSI is a voluntary program whereby an independent third party evaluates smelter procurement activities to determine whether a smelter has sufficiently demonstrated that all materials processed by that smelter originated from sources that do not directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or an adjoining country.
•	Supported the development and implementation of independent third party audits of smelter/refiner’s sourcing through our policy and procurement practices that encourage suppliers to purchase materials from audited smelters/refiners.

Based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities used to process the Conflict Minerals contained in the Covered Products may have included the smelters and refiners listed on Appendix A hereto.

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information, with respect to the Covered Products to determine the country of origin of the Conflict Minerals in the Covered Products; however, based on the information that has been obtained, the Company has reasonably determined that countries of origin of the Conflict Minerals may include the countries listed below within Appendix A.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals, the Company’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. Such sources of information may yield inaccurate or incomplete information.

APPENDIX A
SMELTERS AND REFINERS

The information compiled below has been reported to the Company by its suppliers or obtained from a certifying entity, such as CFSI. It is difficult to confirm the accuracy of information that was collected and transmitted through many levels of the supply chain for the Covered Products. In many cases information was provided to the Company for the entire supply chain of its suppliers, and was not necessarily limited to facilities that have been confirmed to contribute necessary Conflict Minerals to a Covered Product. As the Company’s engagement with its supply chain evolves, its list of facilities may change to reflect improvements in the quality of information provided.

Metal	Smelter Reference List	Smelter Name
Gold	Aida Chemical Industries Co. Ltd.	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	AngloGold Ashanti Mineração Ltda	AngloGold Ashanti Córrego do Sítio Minerção
Gold	Argor-Heraeus SA	Argor-Heraeus SA
Gold	Asahi Pretec Corporation	Asahi Pretec Corporation
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG	Aurubis AG
Gold	Boliden AB	Boliden AB
Gold	Boliden AB	Boliden AB
Gold	Boliden AB	Boliden AB
Gold	Xstrata Canada Corporation	CCR Refinery – Glencore Canada Corporation
Gold	Xstrata Canada Corporation	CCR Refinery – Glencore Canada Corporation
Gold	Chimet S.p.A.	Chimet S.p.A.
Gold	Dowa	Dowa
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery
Gold	Japan Mint	Japan Mint
Gold	Johnson Matthey Inc	Johnson Matthey Inc
Gold	Johnson Matthey Ltd	Johnson Matthey Ltd
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralectromed	JSC Uralectromed
Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.
Gold	Pan Pacific Copper Co. LTD	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc Ltd	Kazzinc Ltd
Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd	Kojima Chemicals Co., Ltd

Gold	L' azurde Company For Jewelry	L' azurde Company For Jewelry
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.
Gold	Materion	Materion
Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd	Metalor Technologies (Hong Kong) Ltd
Gold	Metalor Technologies SA	Metalor Technologies SA
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation
Gold	Met-Mex Peñoles, S.A.	Met-Mex Peñoles, S.A.
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Ohio Precious Metals, LLC	Ohio Precious Metals, LLC
Gold	OJSC Krastvetmett	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	PAMP SA	PAMP SA
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd	Rand Refinery (Pty) Ltd
Gold	Royal Canadian Mint	Royal Canadian Mint
Gold	SAMWON METALS Corp.	SAMWON METALS Corp.
Gold	Schone Edelmetaal	Schone Edelmetaal
Gold	SEMPSA Joyería Platería SA	SEMPSA Joyería Platería SA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	Shandong Zhaojin Group Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	Zhaojin Gold & Silver Refinery Co.,Ltd	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.
Gold	SMM	Sumitomo Metal Mining Co., Ltd.
Gold	Toyo Smelter & Refinery (Ehime)	Sumitomo Metal Mining Co., Ltd.
Gold	Tanaka Denshi Kogyo K.K	Tanaka Kikinzoku Kogyo K.K.
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.
Gold	China's Shandong Gold Mining Co., Ltd	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Shandong Gold Mining (Laizhou)	The Refinery of Shandong Gold Mining Co. Ltd
Gold	The Refinery of Shandong Gold Mining Co. Ltd	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Tokuriki Honten Co., Ltd	Tokuriki Honten Co., Ltd
Gold	Umicore Brasil Ltda	Umicore Brasil Ltda
Gold	Umicore SA Business Unit Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.
Gold	Valcambi SA	Valcambi SA
Gold	AGR Matthey	Western Australian Mint trading as The Perth Mint
Gold	Perth Mint	Western Australian Mint trading as The Perth Mint
Gold	Shandong Zhaoyuan Gold Argentine refining company	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zhongjin Gold Corporation Limited	Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd	Zijin Mining Group Co. Ltd
Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	Duoluoshan
Tantalum	Exotech Inc.	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	Hi-Temp	Hi-Temp
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co. Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co.,Ltd
Tantalum	LSM Brasil S.A.	LMS Brasil S.A.
Tantalum	Mineração Taboca S.A.	Mineração Taboca S.A
Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Ulba	Ulba
Tantalum	Zhuzhou Cement Carbide	Zhuzhou Cement Carbide
Tantalum	KEMET Blue Metals	KEMET Blue Metals
Tantalum	Plansee SE Liezen	Plansee SE Liezen
Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH

Tantalum	H.C. Starck Inc.	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.
Tantalum	Plansee SE Reutte	Plansee SE Reutte
Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown
Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu
Tantalum	KEMET Blue Powder	KEMET Blue Powder
Tin	Alpha	Alpha
Tin	Cookson	Alpha
Tin	Cooper Santa	Cooper Santa
Tin	CV United Smelting	CV United Smelting
Tin	Complejo Metalurgico Vinto S.A.	EM Vinto
Tin	EMPERESA METALURGICA VINTO	EM Vinto
Tin	Empressa Nacional de Fundiciones (ENAF)	EM Vinto
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Gejiu Non-Ferrous Metal Processing Co. Ltd.
Tin	Mineração Taboca S.A.	Mineração Taboca S.A.
Tin	Taboca	Mineração Taboca S.A.
Tin	Amalgamated Metal Corp PLC	Minsur
Tin	Funsur	Minsur
Tin	Minsur	Minsur
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation
Tin	OMSA	OMSA
Tin	OMSA - Operaciones Metalúrgicas S. A.	OMSA
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa
Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin
Tin	Ketapang	PT Bangka Putra Karya
Tin	PT Bangka Putra Karya	PT Bangka Putra Karya
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera
Tin	Indra Eramulti Logam	PT Bukit Timah
Tin	PT Bukit Timah	PT Bukit Timah
Tin	PT Indora Ermulti Logam Industri	PT Bukit Timah
Tin	CV DS Jaya Abadi	PT DS Jaya Abadi
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima
Tin	CV Prima Timah Utama	PT Prima Timah Utama

Tin	PT REFINED BANGKA TIN	PT REFINED BANGKA TIN
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa
Tin	PT Tambang Timah	PT Tambang Timah
Tin	PT TAMBANG TIMAH (BANKA)	PT Tambang Timah
Tin	Bangka Tin,Mentok,PT Timah (Persero) TBK	PT Timah (Persero), Tbk
Tin	Indonesia State Tin Corporation, MentokSmelter	PT Timah (Persero), Tbk
Tin	Mentok Smelter (PT Timah)	PT Timah (Persero), Tbk
Tin	PT Timah	PT Timah (Persero), Tbk
Tin	Timah Indonesian State Tin Corporation	PT Timah (Persero), Tbk
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa
Tin	Soft Metais, Ltda.	Soft Metais, Ltda.
Tin	Thaisarco	Thaisarco
Tin	Thailand Smelting & Refining Co., Ltd	Thaisarco
Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.
Tin	YTCL	Yunnan Tin Company, Ltd.
Tin	Yunnan Tin Company, Ltd.	Yunnan Tin Company, Ltd.
Tin	Yuntinic Resources	Yunnan Tin Company, Ltd.
Tin	Yuntinic Chemical GmbH	Yunnan Tin Company, Ltd.
Tin	Magnu's Minerais Metais e Ligas LTDA	Magnu's Minerais Metais e Ligas LTDA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co Ltd
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
Tungsten	China National Nonferrous Industry Corp.	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd	Xiamen Tungsten Co., Ltd
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.